STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

Contact:

Thomas DeByle, CFO

                    FOR IMMEDIATE RELEASE

(603) 893-9701

email:  InvestorRelations@Standex.com

STANDEX REPORTS THIRD CONSECUTIVE QUARTER OF YEAR-OVER-YEAR REVENUE GROWTH IN FIRST QUARTER FISCAL 2011

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Revenue grows 3.3% year-over-year as three of five business segments report increased sales

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Earnings outpaces sales growth as company leverages lower cost structure

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First quarter is sixth consecutive quarter of year-over-year operating margin growth

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Net debt declines to $50.7 million with net debt to capital ratio of 19.6%

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Quarterly cash dividend raised 20% to $0.06 per share

SALEM, NH – October 28, 2010 . . . . Standex International Corporation (NYSE:SXI) today reported financial results for the first quarter of fiscal 2011.

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Net sales increased 3.3% to $157.1 million from $152.1 million in the first quarter of fiscal 2010.

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Income from operations was $17.6 million, compared with $13.1 million in the first quarter of fiscal 2010.  Operating income for the first quarter of 2011 includes pretax, $1.0 million in restructuring expenses and a $3.1 million pretax gain on a real estate sale. The first quarter of fiscal 2010 includes $1.6 million in pretax restructuring charges.  Excluding these items from both periods, the Company reported non-GAAP operating income of $15.5 million, compared to $14.6 million in the year-earlier quarter.

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Net income from continuing operations was $11.5 million, or $0.90 per diluted share, including a $0.6 million restructuring charge (after tax) and a $2.0 million gain (after tax) from a real estate transaction.  This compares with first-quarter 2010 net income from continuing operations of $8.4 million, or $0.67 per diluted share, including a $1.0 million after-tax restructuring charge.  Excluding the aforementioned items from both periods, non-GAAP net income from continuing operations was $10.2 million, or $0.80 per diluted share, compared with $9.4 million, or $0.75 per diluted share in the same period last year.

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EBITDA (earnings before interest, income taxes, plus depreciation and amortization) was $21.0 million compared with $17.0 in the first quarter of fiscal 2010.  Excluding the previously mentioned items from both periods, EBITDA was $18.9 million compared with $18.6 million in the first quarter of fiscal 2010.

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Net working capital (defined as accounts receivable plus inventories less accounts payable) was $112.8 million at the end of the first quarter, compared with $108.9 million at the end of the first quarter in the prior year.  Working capital turns were 5.6 turns for both the first quarter of fiscal 2011 and fiscal 2010.

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Net debt (defined as short-term debt plus long-term debt less cash) decreased to $50.7 million at September 30, 2010 from $59.7 million at June 30, 2010.  The Company’s ratio of net debt to total capital was 19.6% at September 30, 2010, compared with 23.7% at June 30, 2010.

A reconciliation of net income, earnings per share, net income from continuing operations from reported GAAP amounts to non-GAAP amounts is included later in this release.

Management Comments

“Standex performed well in the first quarter of fiscal 2011,” said President and CEO Roger Fix.  “Three of our five operating segments achieved year-over-year sales growth, with some of our markets still facing recessionary conditions.  Overall, we reported a 3.3% year-over-year increase in sales to $157 million, marking the third consecutive quarter of year-over-year and sequential revenue growth.  We continue to be encouraged by the positive trends we’re seeing in most of our end markets, and by our success in taking market share through organic growth initiatives. Reflecting this positive outlook, as well as the strength in our balance sheet, the Board of Directors has decided to raise our quarterly cash dividend 20% to $0.06 per share. 1”

“Turning to the bottom line, this was the sixth consecutive quarter of year-over-year operating margin growth, as non-GAAP operating margin increased 29 basis points to 9.9%, non-GAAP net income from continuing operations increased 8% to $10.2 million, and non-GAAP EPS climbed 6.7% to $0.80 per share,” said Fix.  “We continue to be pleased with the leverage we are gaining from our cost reduction and productivity improvement initiatives.  This quarter, however, the deleveraging effect of lower volume at cooking solutions, as well as lower pricing, higher material costs and product mix at refrigerated solutions in our Food Service Equipment group substantially offset bottom-line gains at other businesses.  We believe recent positive trends in Cooking Solutions demand and pricing actions we are taking in the Refrigerated Solutions businesses will have a positive impact on these businesses beginning in the second quarter.1”

“After the close of the quarter, we announced the acquisition of the Tri-Star product line, which is in line with our strategy to acquire companies that build on our strategic operating platforms,” continued Fix.  “The Tri-Star acquisition provides our Food Service Equipment group with a more complete cooking solutions product offering – specifically, a primary cooking product line, including high-quality restaurant-series and value-series range platforms along with important cooking equipment accessories. We plan to continue to acquire companies like Tri-Star that build on our food service platform and reinforce our position as a leading supplier to food service equipment dealer buying groups, large chains and national accounts. 1”

Segment Review

Food Service Equipment Group revenues increased by 1.7% year-over-year, with operating income declining by 15.9% during this time. The decline in food service operating income was driven by the deleveraging effect of lower volume on the cooking side of the business, as well as lower pricing compared to Q1 of 2010, higher metal costs, and an unfavorable product and service mix at the Refrigerated Solutions group.

“Food Service Equipment sales growth was driven by strong performance by our Refrigerated Solutions and Procon pumps businesses, and partially offset by weakness at our Cooking Solutions group,” said Fix.  “We are encouraged by the solid revenue and bookings performance turned in by the Refrigerated Solutions group, giving us confidence that we have begun to see a sustainable growth trend for that portion of the food service equipment group. 1”

“We did see some weakness on the Cooking Solutions side in the first quarter, which was concentrated at our national accounts, including large retail and quick service restaurant chains,” added Fix.  “This was primarily the result of the timing of program roll-outs.  We are optimistic about the second fiscal quarter as we have received recent project awards from newly penetrated national C-store and quick service restaurants that will begin shipping during the quarter.1  We are confident that we can continue to take share on both the cold and hot sides of the market by offering a compelling value proposition to our customers.1”

The Engraving Group’s sales increased by 7.6% year-over-year, with a 66.8% increase in operating income as a result of strong operating leverage.

“The Engraving Group’s excellent performance in the first quarter was driven by very strong mold texturizing demand in North America and Asia Pacific, with Europe also reporting solid results,” said Fix.  “We continue to believe that the demand environment will be robust for mold texturing through the first half of fiscal 2011.1  Our roll engraving and machinery businesses are still soft, although we believe they have begun to stabilize.1  We are seeing early signs of increased quotation activity, but we are not ready to call the bottom of the market, given the continuing soft conditions in housing.  The Engraving Group’s Innovent business continues to perform well.”

“The integration of our India acquisition is proceeding on schedule and we expect that a strong automotive platform launch schedule from the OEMs in India over the next 12 months should benefit this operation,1” said Fix.  “We also expect that our new Tianjin engraving plant will open on schedule in the current second fiscal quarter as a complement to our two existing plants in China.1  We are excited by the prospects to capitalize on significant sales opportunities in emerging countries by investing in our India, China and Brazil operations.”

Engineering Technologies Group revenue for the first quarter was down 14.3% year-over-year, while operating income increased by 5.3%.

“Lower Engineering Technologies sales were the result of lower project sales in the aerospace segment and some softness in the energy market, partially offset by continued strength in aviation,” said Fix. “The lower project sales in aerospace are typical of the lumpy sales pattern we have historically experienced from this segment. We continue to focus on our diversification strategy in this business as uncertainty remains about the federal government’s funding for heavy lift launch vehicles.  We are encouraged by the segment’s operating income growth, despite the decline in revenues, which reflects a favorable mix driven by aerospace, aviation, and nuclear business.”

The Electronics and Hydraulics Group reported 37.7% year-over-year growth in revenues as operating income increased 211.7% due to strong operating leverage.

“The Electronics and Hydraulics segment reported another quarter of excellent results in the first quarter,” said Fix.  “Sales growth at Electronics was the result of improving end market conditions and market share gains achieved through new products, penetration into new geographic areas, and the application of existing technologies into new applications and customers.   At Hydraulics, we are seeing increasing signs of recovery in the North American market as we experienced the second consecutive quarter of double-digit improvements in year-over-year bookings, although there is still very little visibility.  We also are pleased with our progress in expanding our Hydraulics presence in China and other Asia Pacific regions.”

Air Distribution Products Group (“ADP”) sales declined 3.8% from the same period last year, and the business recorded an operating loss of $0.5 million in the quarter.

“ADP continues to be affected by the downturn in the housing market,” said Fix.  “However, we are pleased with the progress of our strategy to drive market share gains for ADP through our traditional products and customers, and to add new business through new products, penetrating new wholesaler accounts and leveraging our new facility in Dallas to enhance our market penetration in Texas and Oklahoma.,” said Fix.  “We believe that pricing and metal costs have stabilized.1”

Business Outlook

“We are cautiously optimistic as we see continued positive sales momentum in most of our end markets,1” said Fix.  “Going forward, we expect that the continuing market recovery and increased traction from our top-line initiatives will enable Standex to report accelerated earnings growth as we leverage our significantly improved cost structure.1  In addition, we will continue to focus on debt reduction in order to provide the financial flexibility to execute on our acquisition strategy, which centers on building larger, more competitive strategic operating platforms.”

Conference Call Details

Standex will host a conference call for investors today, Thursday, October 28, at 10:00 a.m. ET.  On the call, Roger Fix, president and CEO, and Thomas DeByle, CFO, will review the company’s financial results and business and operating highlights.  Investors interested in listening to the webcast should log on to the “Investor Relations” section of Standex’s website, located at www.standex.com.  The Company's slide show accompanying the web cast audio also can be accessed via its website.  To listen to the playback, please dial (888) 286-8010 in the U.S. or (617) 801-6888 internationally; the passcode is 93218743.  The replay also can be accessed in the “Investor Relations” section of the company’s website, located at www.standex.com.

Use of Non-GAAP Financial Measures

EBITDA, which is "Earnings Before Interest, Taxes, Depreciation and Amortization," non-GAAP income from operations, non-GAAP net income from continuing operations and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States.  Standex believes that such information provides an additional measurement and consistent historical comparison of the company's performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Food Service Equipment Group, Air Distribution Products Group, Engineering Technologies Group, Engraving Group and Electronics and Hydraulics Group with operations in the United States, Europe, Canada, Australia, Singapore, Mexico, Brazil, India and China. For additional information, visit the company's website at www.standex.com.

1 Safe Harbor Language

Statements in this news release include, or may be based upon, management's current expectations, estimates and/or projections about Standex's markets and industries. These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict. Among the factors that could cause actual results to differ are uncertainty in conditions in the financial and banking markets, general domestic and international economy including more specifically increases in raw material costs, the ability to substitute less expensive alternative raw materials, the heavy construction vehicle market, the new residential construction market, the ability to continue to successfully implement productivity improvements, increase market share, access new markets, introduce new products, enhance our presence in strategic channels, the successful expansion and automation of manufacturing capabilities and diversification efforts in emerging markets, the ability to continue to achieve cost savings through lean manufacturing, cost reduction activities, and low cost sourcing, effective completion of plant consolidations and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2010, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by the Company with the Securities and Exchange Commission. In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.

Standex International Corporation
Consolidated Statement of Operations

	Three Months Ended
	September 30,
	2010	2009
Net sales	$157,059	$152,109
Cost of sales	105,997	102,921
Gross profit	51,062	49,188

Selling, general and administrative expenses	35,517	34,573
Gain on sale of real estate	(3,076)	-
Restructuring costs	981	1,557

Income from operations	17,640	13,058

Interest expense	709	935
Other (income) expense, net	12	(244)
Total	721	691

Income from continuing operations before income taxes	16,919	12,367
Provision for income taxes	5,392	3,980
Net income from continuing operations	11,527	8,387

Income (loss) from discontinued operations, net of tax	(539)	1,395

Net income	$10,988	$9,782

Basic earnings per share:
Income from continuing operations	$0.92	$0.68
Income (loss) from discontinued operations	(0.04)	0.11
Total	$0.88	$0.79

Diluted earnings per share:
Income from continuing operations	$0.90	$0.67
Income (loss) from discontinued operations	(0.04)	0.11
Total	$0.86	$0.78

Standex International Corporation and Subsidiaries
Statements of Consolidated Cash Flows
	Three Months Ended September 30,
	2010	2009
Cash Flows from Operating Activities
Net income	$10,988	$9,782
Income (loss) from discontinued operations	(539)	1,395
Income from continuing operations	11,527	8,387

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,347	3,719
Stock-based compensation	982	666
Non-cash portion of restructuring charges	374	1,302
(Gain) loss on sale of investments, real estate and equipment	(3,076)	26
Net changes in operating assets and liabilities	(4,739)	(5,464)
Net cash provided by operating activities - continuing operations	8,415	8,636
Net cash used for operating activities - discontinued operations	(276)	(1,201)
Net cash provided by operating activities	8,139	7,435
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(1,395)	(739)
Expenditures for acquisitions, net of cash acquired	(1,316)	-
Proceeds withdrawn from life insurance policies	-	93
Other investing activities	(1,147)	-
Proceeds from sale of real estate and equipment	4,645	9
Net cash provided by (used for) investing activities from continuing operations	787	(637)
Net cash provided by investing activities from discontinued operations	-	-
Net cash provided by (used for) investing activities	787	(637)
Cash Flows from Financing Activities
Proceeds from borrowings	7,500	18,000
Payments of debt	(37,500)	(25,000)
Activity under share-based payment plans	86	98
Excess tax benefit from share-based payment activity	96	-
Cash dividends paid	(623)	(634)
Purchase of treasury stock	(839)	(364)
Net cash used for financing activities from continuing operations	(31,280)	(7,900)
Net cash used for financing activities from discontinued operations	--	--
Net cash used for financing activities	(31,280)	(7,900)

Effect of exchange rate changes on cash	1,317	172

Net changes in cash and cash equivalents	(21,037)	(930)
Cash and cash equivalents at beginning of year	33,630	8,984
Cash and cash equivalents at end of period	$12,593	$8,054

Standex International Corporation
Condensed Consolidated Balance Sheets

	September 30,	June 30,
	2010	2010

ASSETS
Current assets:
Cash and cash equivalents	$12,593	$33,630
Accounts receivable, net	95,966	92,520
Inventories, net	73,932	69,554
Income tax receivables	-	3,634
Prepaid expenses and other current assets	8,966	5,346
Deferred tax asset	12,575	12,351
Total current assets	204,032	217,035

Property, plant, and equipment, net	92,637	93,227
Intangible assets, net	17,359	17,791
Goodwill	104,511	102,804
Other non-current assets	16,098	15,422
Total non-current assets	230,605	229,244

Total assets	$434,637	$446,279

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term debt	$2,500	$ -
Accounts payable	57,101	58,514
Accrued liabilities	39,168	40,683
Income taxes payable	1,656	-
Current liabilities – discontinued operations	2,826	2,319
Total current liabilities	103,251	101,516

Long-term debt	60,800	93,300
Accrued pension and other non-current liabilities	62,496	59,400
Total non-current liabilities	123,296	152,700

Stockholders' equity:
Common stock	41,976	41,976
Additional paid-in capital	30,510	31,460
Retained earnings	455,661	445,313
Accumulated other comprehensive loss	(61,556)	(66,456)
Treasury shares	(258,501)	(260,230)
Total stockholders' equity	208,090	192,063

Total liabilities and stockholders' equity	$434,637	$446,279

Standex International Corporation
Selected Segment Data

	Three Months Ended
	September 30,
	2010	2009
Net Sales
Food Service Equipment	$93,317	$91,773
Air Distribution Products	13,783	14,322
Engraving	20,638	19,187
Engineering Technologies	12,537	14,636
Electronics and Hydraulics	16,784	12,191
Total	$157,059	$152,109

Income from operations
Food Service Equipment	$11,184	$13,301
Air Distribution Products	(455)	95
Engraving	3,937	2,361
Engineering Technologies	2,980	2,830
Electronics and Hydraulics	2,450	786
Corporate	(4,551)	(4,758)
Total	$15,545	$14,615

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended
	September 30,
	2010	2009	% Change
Adjusted income from operations and adjusted net income from continuing operations:
Income from operations, as reported	$17,640	$13,058	35.1%
Adjustments:
Restructuring charges	981	1,557
Gain on sale of real estate	(3,076)	-
Adjusted income from operations	$15,545	$14,615	6.4%
Interest and other expenses	(721)	(691)
Provision for income taxes	(5,392)	(3,980)
Tax impact of above adjustments	761	(537)
Net income from continuing operations, as adjusted	$10,193	$9,407	8.4%

EBITDA and Adjusted EBITDA:
Income from continuing operations before income taxes, as reported	$16,919	$12,367
Add back:
Interest expense	709	935
Depreciation and amortization	3,347	3,719
EBITDA	$20,975	$17,021	23.2%
Adjustments:
Restructuring charges	981	1,557
Gain on sale of real estate	(3,076)	-
Adjusted EBITDA	$18,880	$18,578	1.6%

Free operating cash flow:
Net cash provided by operating activities, as reported	$8,139	$7,435
Less: Capital Expenditures	(1,395)	(739)
Free operating cash flow	$6,744	$6,696
Net income	10,988	9,782
Conversion of free operating cash flow	61.4%	68.5%

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended
	September 30,
	2010	2009	% Change
Adjusted earnings per share from continuing operations

Diluted earnings per share from continuing operations, as reported	$0.90	$0.67	34.3%

Adjustments:
Restructuring charges	0.05	0.08
Gain on sale of real estate	(0.15)	-
Diluted earnings per share from continuing operations, as adjusted	$0.80	$0.75	6.7%